As filed with the Securities and Exchange Commission on December 13, 2007

Registration No. 333-146686

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INFINERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3661	77-0560433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

169 Java Drive

Sunnyvale, CA 94089

(408) 572-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jagdeep Singh

President and Chief Executive Officer

Infinera Corporation

169 Java Drive

Sunnyvale, CA 94089

(408) 572-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq. Matthew W. Sonsini, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 493-9300 Telecopy: (650) 493-6811	Michael O. McCarthy III, Esq. Infinera Corporation 169 Java Drive Sunnyvale, CA 94089 Telephone: (408) 572-5200 Telecopy: (408) 572-5243	Eric C. Jensen, Esq. John T. McKenna, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306 Telephone: (650) 843-5000 Telecopy: (650) 849-7400

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

This Post-Effective Amendment will become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

Infinera Corporation (“Infinera”) filed with the Securities and Exchange Commission a Registration Statement on Form S-1, as amended (File No. 333-146686), which registered 11,500,000 shares of Infinera’s common stock, par value $0.001 per share (the “Registration Statement”). The Registration Statement was declared effective by the Securities and Exchange Commission on October 30, 2007.

This Post-Effective Amendment No. 1 to the Registration Statement is filed to deregister 1,500,000 shares of the common stock previously registered on the Registration Statement that remained unsold as of the date of filing of this Post-Effective Amendment No. 1. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 13th day of December, 2007.

INFINERA CORPORATION

By:	/S/ JAGDEEP SINGH
Jagdeep Singh President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

	Title	Date

/S/ JAGDEEP SINGH Jagdeep Singh	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 13, 2007

/S/ DUSTON M. WILLIAMS Duston M. Williams	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2007

* Alexandre Balkanski	Director	December 13, 2007

* Kenneth A. Goldman	Director	December 13, 2007

* Reed E. Hundt	Director	December 13, 2007

* Dan Maydan	Director	December 13, 2007

* Hugh C. Martin	Director	December 13, 2007

* Carl Redfield	Director	December 13, 2007

* Pradeep Sindhu	Director	December 13, 2007

*By:	/S/ MICHAEL O. MCCARTHY
Michael O. McCarthy Attorney-In-Fact